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                                  Exhibit 23.0
                                IFR Systems, Inc.



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the IFR Systems Inc. Registration Statement 33-27329 on Form S-8 of the Restricted Stock Grant Plan dated March 2, 1989, Registration Statement 33-27330 on Form S-8 of the Incentive Stock Option Plan dated March 2, 1989, Registration Statement 33-32060 on Form S-8 of the Outside Director Compensation, Stock Option and Retirement Plan dated November 14, 1989, Registration Statement 33-56862 on Form S-8 of the Nonqualified Stock Option Plan dated January 8, 1993, Registration Statement 333-18649 on Form S-3 relating to the registration of common shares dated December 23, 1996, and Registration Statement 333-52911 on Form S-8 pertaining to the 1996 Incentive Stock Option Plan dated May 18, 1998 of our report dated June 25, 1999 (except for Note 12, as to which the date is June 29, 1999) with respect to the consolidated financial statements and schedule of IFR Systems, Inc. included in the Annual Report on Form 10-K for the transition period from July 1, 1998 to March 31, 1999.

/s/ Ernst & Young LLP
Indianapolis, Indiana
June 29, 1999